Exhibit 23.1

EX-23.1 CONSENTS OF EXPERTS AND COUNSEL

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated May 18, 2007 on the consolidated financial statements of Catcher Holdings, Inc. and Subsidiary for the years ended December 31, 2006 and 2005 and for the period since inception on March 31, 2004 to December 31, 2006, included in this Annual Report on Form 10-KSB, into the Company’s previously filed Registration Statement (File No. 333-131304).

/s/ Stonefield Josephson, Inc.

Los Angeles, California

May 18, 2007